EXHIBIT 23

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No 333-47132 of The Procter & Gamble Company on Form S-8 of our report dated September 7, 2001, appearing in this Annual Report on Form 11-K of the Japan Employee Savings Plan (the "Plan") for the plan year ended June 30, 2001.



/s/DELOITTE TOUCHE TOHMATSU
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Osaka, Japan
September 28, 2001